Exhibit 8.1

List of Significant Subsidiaries and Consolidated Entities of

Alibaba Group Holding Limited as of March 31, 2017

Taobao Holding Limited (Cayman Islands)
Taobao China Holding Limited (Hong Kong)
Zhejiang Tmall Technology Co., Ltd. (PRC)
Zhejiang Tmall Network Co., Ltd. (PRC)
Taobao (China) Software Co., Ltd. (PRC)
Zhejiang Taobao Network Co., Ltd. (PRC)
Ali Panini Investment Holding Limited (Hong Kong)
Alibaba Group Services Limited (Hong Kong)
Alibaba (China) Co., Ltd. (PRC)
Alibaba Group Treasury Limited (BVI)
Lazada Group S.A. (Luxembourg)
Alibaba Group Properties Limited (Cayman Islands)
Alibaba Investment Limited (BVI)
Ali UC Investment Holding Limited (Cayman Islands)
Ali WB Investment Holding Limited (Cayman Islands)
AutoNavi Holdings Limited (Cayman Islands)
Ali YK Investment Holding Limited (Cayman Islands)
Ali CV Investment Holding Limited (Cayman Islands)
Perfect Advance Holding Limited (BVI)
Ali Fortune Investment Holding Limited (BVI)
Hangzhou Ali Venture Capital Co., Ltd. (PRC)
Ali CN Investment Holding Limited (BVI)
Ali KB Investment Holding Limited (Cayman Islands)
Alibaba.com Limited (Cayman Islands)
Alibaba.com Investment Holding Limited (BVI)
Alibaba.com China Limited (Hong Kong)
Alibaba (China) Technology Co., Ltd. (PRC)
Hangzhou Alibaba Advertising Co., Ltd. (PRC)
Shen Zhen OneTouch Business Service Ltd. (PRC)
Hangzhou Meitou Information Technology Co., Ltd. (PRC)
Alibaba (Chengdu) Software Technology Co., Ltd. (PRC)
Alibaba.com International (Cayman) Holding Limited (Cayman Islands)
Alibaba.com International Holding Limited (BVI)
Alibaba.com Singapore E-Commerce Private Limited (Singapore)
Alimama Limited (Cayman Islands)
Alimama Investment Holding Limited (BVI)
Alimama China Holding Limited (Hong Kong)
Hangzhou Alimama Technology Co., Ltd. (PRC)
Hangzhou Ali Technology Co., Ltd. (PRC)
Hangzhou Alimama Software Services Co., Ltd. (PRC)
Alisoft Holding Limited (Cayman Islands)
Alisoft Investment Holding Limited (BVI)
Alisoft China Holding Limited (Hong Kong)
Zhejiang Alibaba Cloud Computing Ltd. (PRC)
Alibaba Cloud Computing Ltd. (PRC)